UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: November 21, 2005

(Date of earliest event reported: November 17, 2005)

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1904 (Zip Code)

Registrant’s telephone number, including area code:704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On November 17, 2005, (the “Signing Date”), Duke Energy Marketing America, LLC, Duke Energy North America, LLC (“DENA”), Duke Energy Trading and Marketing, L.L.C., Duke Energy Marketing Limited Partnership and Engage Energy Canada, L.P. (the “Duke Parties”) and Barclays Bank PLC (“Barclays”) entered into a Master Transaction Agreement with respect to substantially all of the Duke Parties’ power and gas derivative contracts settling January 2006 forward (the “Derivative Contracts”). Excluded are derivative contracts associated with the near-term value of DENA’s West and Northeast generation assets and with remaining gas transportation and structured power contracts. Among other things, the Master Transaction Agreement provides that:

•	The parties will use reasonable efforts to obtain counterparty consent to novate or assign all Derivative Contracts
•

Through contractual arrangements under the Master Transaction Agreement, on the Signing Date all economic benefits and burdens under the Derivative Contracts were transferred by the Duke Parties to Barclays, with the Duke Parties remaining the legal counterparties under the Derivative Contracts until they are novated, assigned or terminated

•	The Duke Parties will pay Barclays cash consideration of approximately $700 million by January 3, 2006 (the “Funding Date”)
•

Collateral requirements under the Derivative Contracts on and after the Funding Date will be funded by Barclays. As Derivative Contracts are novated, assigned or terminated, all net collateral posted by the Duke Parties under those contracts will be returned to the Duke Parties. The Duke Parties estimate that net cash collateral to be returned to them will be approximately $500 million, based on current market prices of the Derivative Contracts. This number is subject to change based on the change in the value of the Derivative Contracts between the Signing Date and the Funding Date.

The novation or assignment of physical power contracts is subject to FERC approval. This transaction falls within the parameters of the previously announced financial impacts associated with the registrant’s decision to pursue the sale or other disposition of substantially all of DENA’s physical and commercial assets outside the Midwestern United States. Barclays is a party to various credit facilities with the registrant and its affiliates.

This report includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent the registrant’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the registrant’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in the registrant’s service territories; the weather and other natural phenomena, including the economic, operational and other effects of Hurricanes Katrina and Rita; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities or other external factors over which the registrant has no control; changes in environmental and other laws and regulations to which the registrant and its subsidiaries are subject; the results of financing efforts, including the registrant’s ability to obtain financing on favorable terms, which can be affected by various factors, including the registrant’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for the registrant’s defined benefit pension plans; the level of creditworthiness of counterparties to the registrant’s transactions; the amount of collateral required to be posted from time to time in the registrant’s transactions; growth in opportunities for the registrant’s business units, including the timing and success of efforts to develop real estate, domestic and international power, pipeline, gathering, processing and other infrastructure projects; competition and regulatory limitations affecting the success of the registrant’s divestiture plans, including the prices at which the registrant is able to sell its assets; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans (including the registrant’s merger with Cinergy Corp.); regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the registrant has described. The registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION By: /s/ Steven K.Young —————————————— Steven K. Young Vice President and Controller

Date: November 21, 2005

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